UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
_________________________
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 4, 2021
_________________________
Marriott Vacations Worldwide Corporation
(Exact name of registrant as specified in its charter)
 _________________________

Delaware	001-35219	45-2598330
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9002 San Marco Court	Orlando,	FL	32819
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code (407) 206-6000
N/A
(Former name or former address, if changed since last report)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	VAC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Appointment of Director
On November 2, 2021, the board of directors (the “Board”) of Marriott Vacations Worldwide Corporation (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, voted to appoint Jonice Gray Tucker as a Class I director of the Board. In connection with Ms. Tucker’s appointment, the Board increased the size of the Board to 11 directors. Ms. Tucker has not been appointed to any committees at this time. Ms. Tucker was appointed to serve as a member of the Board until the 2022 annual meeting of stockholders, or until her successor is duly elected and qualified.
Ms. Tucker will be entitled to applicable cash retainer fees and an annual equity grant pursuant to the Company’s director compensation arrangements under terms consistent with those previously disclosed by the Company. There is no other arrangement or understanding between Ms. Tucker and any other person pursuant to which she was appointed as a Class I director of the Board, nor is there any family relationship between Ms. Tucker and any other director of the Company or executive officers of the Company. There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant, the amount involved exceeds $120,000, and in which Ms. Tucker had, or will have, a direct or indirect material interest.
Ms. Tucker is a founding partner at the law firm of Buckley LLP, which was founded in 2009, and a member of the firm’s partner board. She specializes in litigation, investigation defense, and compliance work with banks, non-bank financial institutions, and other companies providing financial products and services. Prior to her role with Buckley LLP, Ms. Tucker was an attorney with the law firm of Skadden, Arps, Slate, Meager & Flom LLP. She began her legal career in 2000 as a law clerk to the Honorable Marvin J. Garbis, U.S. District Court, District of Maryland.
Ms. Tucker is the Immediate Past Chair of the Banking Law Committee of the American Bar Association and also was a leader on the ABA’s Consumer Financial Services Committee. She has previously served on the Board of Regents of the American College of Consumer Financial Services Lawyers. Ms. Tucker serves on the Board of Directors for the Legal Aid Society of D.C. and the Board of Trustees for the Washington Lawyers’ Committee for Civil Rights and Urban Affairs. She also serves on the Advisory Board for the Ron Brown Scholars Program and the Board of Directors of the Kolar Charitable Foundation.
Ms. Tucker received her J.D. from Yale University Law School in 2000 and graduated from the University of Virginia with a B.A. in Psychology in 1996.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits. The following exhibits are being filed with this report:

Exhibit Number	Description
99.1	Press Release Issued November 4, 2021
101	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(Registrant)

Dated: November 4, 2021	By:	/s/ John E. Geller, Jr.
	Name:	John E. Geller, Jr.
	Title:	President
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